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                                                                     EXHIBIT 23


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference, in the registration statements of Bowmar Instrument Corporation and Subsidiaries on Forms S-8 (File nos. 33-57230, 33-62247, 33-9776 and 2-67645) of our report dated December 15, 1995, on our audits of the consolidated financial statements of Bowmar Instrument Corporation and Subsidiaries, as of September 30, 1995, and October 1, 1994, and for each of the three years in the period ended September 30, 1995, which report is included in this Annual Report on Form 10-K.


COOPERS & LYBRAND L.L.P.

Phoenix, Arizona
December 27, 1995